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                                                                      EXHIBIT 99

Interliant Announces Accelerated Integration Initiatives; Plan Expected to Advance EBITDA Breakeven by Two Quarters

September 20, 2000 08:28 AM Eastern Time

PURCHASE, N.Y.--(BUSINESS WIRE)--Sept. 20, 2000--Interliant, Inc. INIT , a leading global application service provider (ASP), today announced actions to rationalize operations ahead of plan. As a result of this initiative, the Company expects to realize approximately $12 million in annualized cost savings by the end of the first quarter of 2001, enabling it to advance EBITDA breakeven. The Company will consolidate its geographically dispersed support infrastructure. The Columbus (OH) call center will be enlarged to handle all support for Interliant's ASP solutions. In addition, an enterprise control center -- a "super NOC" (network operations center) -- will be located in the Atlanta data center to centralize key worldwide operational, monitoring and management functions. Finally, financial operations are being consolidated in Purchase.

Interliant also announced the elimination of approximately 300 redundant non-core positions over the next six months through direct workforce reductions and managed attrition. The reductions will be made in operations, information systems, finance, and human resources. Interliant anticipates recording a charge of approximately $2 million in the quarter ending September 30 related to these workforce reductions. "Interliant has aggressively acquired the key building blocks critical to an ASP's success," said Bruce Graham, Interliant chief operating officer. "Implementing best-of-class processes on a streamlined support infrastructure will ensure that we will be able to cost-effectively deliver against our service level guarantees." "Prior to these initiatives, our business plan was fully funded through EBITDA breakeven in 2002, with $150 million in cash and short-term investments as of June 30," said Herb Hribar, Interliant president and chief executive officer. "The consolidation announced today will allow us to scale the organization as we aggressively grow our business. It's a necessary step and one that we believe will enable us to achieve breakeven EBITDA by the fourth quarter of 2001 -- two quarters earlier than previously expected -- and to reach breakeven free cash flow by the second half of 2002."

About Interliant

Interliant, Inc. INIT is a leading global application service provider (ASP) and pioneer in the ASP market. Interliant's INIT Solutions Suite includes messaging and knowledge management, security, e-commerce, customer relationship management, enterprise resource planning, distributed learning, Web-site hosting and Web-based rental applications. Interliant, headquartered in Purchase, NY, has forged strategic alliances with the world's leading software, networking and hardware manufacturers including Microsoft MSFT, Dell Computer Corporation
DELL, Oracle Corporation ORCL, BMC Software BMCS, Network Solutions NSOL, IBM and Lotus Development Corp. For more information, visit www.interliant.com.

Interliant is a registered trademark of Interliant, Inc., in the US, other countries, or both. Other company, product, and service names may be trademarks or service marks of others.
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This press release contains forward-looking statements within the meaning of the
"safe harbor" provisions of the Private Securities Litigation Reform Act of
1995. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Actual results and the timing of certain events may differ significantly from the results anticipated or discussed in the forward-looking statements. These forward-looking statements are based largely on Interliant's current expectations and are subject to a number of risks and uncertainties. In addition to this press release, other important factors to consider in evaluating the forward-looking statements include, without limitation, Interliant's Form 10-K filed with the Securities and Exchange Commission ("SEC") on March 29, 2000, and Interliant's registration statement on Form S-1, as amended, that was filed with the SEC on May 16, 2000, and in other reports of Interliant filed from time to time with the SEC. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained herein will in fact be realized and Interliant assumes no obligation to update this information.